UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2013

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10765	23-2077891
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 16, 2013, Universal Health Services, Inc. (“UHS”) entered into a Third Amendment (the “Amendment”) to the credit agreement, dated as of November 15, 2010, as amended from time to time, (the “Credit Agreement”), among UHS, the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent and the other agents party thereto. The Amendment is effective on May 16, 2013. The Amendment provides for a reduction in the interest rates payable in connection with certain borrowings under the Credit Agreement.

Upon the effectiveness of the Amendment, UHS replaced its existing $745,900,000 senior secured Tranche B term loan with a new senior secured Tranche B-1 term loan in the same amount on substantially the same terms as the Tranche B term loan, other than lower interest rates. Borrowings under the Tranche B-1 term loan will bear interest at a rate per annum equal to, at the election of UHS, one, two, three or six month LIBOR, plus an applicable margin of 2.25% or ABR plus an applicable margin of 1.25%. The minimum ABR and LIBOR rates for the Tranche B term loan of 2.0% and 1.0%, respectively, were eliminated.

The foregoing description of the Amendment is a summary and does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment which is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 15, 2013, Universal Health Services, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders at the Company’s Corporate Center at 367 South Gulph Road, King of Prussia, Pennsylvania.

At the Annual Meeting, the Company’s stockholders voted to elect the following individuals as Class II members of the Board of Directors for three-year terms scheduled to expire at the Company’s 2016 Annual Meeting of Stockholders. The following voting results were as follows:

Anthony Pantaleoni - elected by the Class A and Class C Stockholders:
Votes cast in favor	7,259,708
Votes withheld	0
Broker non-votes	0

Robert H. Hotz – elected by the Class B and Class D Stockholders:
Votes cast in favor	77,791,704
Votes withheld	3,850,578
Broker non-votes	0

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Third Amendment, dated as of May 16, 2013, to the Credit Agreement, dated as of November 15, 2010, as amended from time to time, among Universal Health Services, Inc., a Delaware corporation, the several banks and other financial institutions from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent and the other agents party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

	By:	/s/ Steve Filton
Date: May 17, 2013	Name:	Steve Filton
	Title:	Senior Vice President and Chief Financial Officer